                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
AirSoft, Inc.:

We have audited the accompanying balance sheets of AirSoft, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AirSoft, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche, LLP

March 28, 1996
(June 16, 1996 as to Note 8)

                                 AIRSOFT, INC.

                                 BALANCE SHEETS

                                                                                     DECEMBER 31,
                                                                             -----------------------------
                                                                                1995              1994
                                                                             -----------       -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................................       $   849,767       $ 2,638,010
  Accounts receivable (no allowance for
    doubtful accounts in 1995 and 1994) ..............................         2,308,883            31,189
 Prepaid expenses and other current assets ...........................            14,713            22,030
                                                                             -----------       -----------
      Total current assets ...........................................         3,173,363         2,691,229

Property and equipment, net ..........................................           111,169            80,595

Other assets .........................................................              --              23,453
                                                                             -----------       -----------
Total ................................................................       $ 3,284,532       $ 2,795,277
                                                                             ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................................       $    80,774        $  118,268
  Accrued expenses ...................................................           232,067            43,045
  Deferred revenue ...................................................         2,305,328              --
                                                                             -----------       -----------
        Total current liabilities ....................................         2,618,169           161,313
                                                                             -----------       -----------

Stockholders' equity:
  Convertible preferred stock - $.001 par value;
    authorized, 7,000,000 shares; 6,739,514 shares
    outstanding, liquidation value of $4,544,050 ......................        4,486,127         4,486,127
  Common stock - $.001 par value; authorized,
    23,000,000 shares; 5,012,500 and 5,000,000
    shares outstanding in 1995 and 1994, respectively ................           486,667           481,667
  Accumulated deficit ................................................        (4,306,431)       (2,333,830)
                                                                             -----------       -----------
        Total stockholders' equity ...................................           666,363         2,633,964
                                                                             -----------       -----------
Total ................................................................       $ 3,284,532       $ 2,795,277
                                                                             ===========       ===========

See notes to financial statements.

                                 AIRSOFT, INC.

                            STATEMENTS OF OPERATIONS

                                                      YEARS ENDED DECEMBER 31,
                                            -------------------------------------------
                                               1995             1994            1993
                                            ----------       ----------       ---------
Product sales..........................     $  859,736       $   86,720        $  3,361
                                            ----------       ----------       ---------
Costs and expenses:
   Cost of sales.......................         35,327           15,632               -
   Research and development............      1,176,450          773,406         280,989
   Sales and marketing.................      1,050,930          873,172          85,634
   General and administrative..........        635,922          301,569         129,681
                                            ----------       ----------       ---------
         Total costs and expenses......      2,898,629        1,963,779         496,304
                                            ----------       ----------       ---------
Operating loss.........................     (2,038,893)      (1,877,059)       (492,943)
Other income...........................         66,292           36,172               -
                                            ----------       ----------       ---------
Net loss...............................    ($1,972,601)     ($1,840,887)      ($492,943)
                                            ==========       ==========       =========
Net loss per common share..............     $    (0.39)      $    (0.37)       $  (0.12)
                                            ==========       ==========       =========
Shares used in computation.............      5,012,500        5,000,000       4,265,753
                                            ----------       ----------       ---------

See notes to financial statements.

                                AIRSOFT, INC.
- -------------------------------------------------------------------------------
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1995, 1994 and 1993

                                                                     Convertible
                                                                   Preferred Stock                 Common Stock
                                                              --------------------------    ---------------------------
                                                                Shares          Amount        Shares           Amount
                                                              ----------     -----------    ----------       ----------
Issuance of common stock at $.01 per share
  for technology and notes.................................                                  3,166,667        $ 31,667
Issuance of common stock at $.15 to $.40
  per share for cash and notes.............................                                  1,833,333         450,000
Notes receivable, exchanged for consulting services........
Net loss...................................................
                                                              ----------     -----------     ---------        ---------
BALANCES, December 31, 1993................................           --              --     5,000,000         481,667

Issuance of Series A convertible
  preferred stock at $.5286 per share for
  cash, net of issuance costs of $23,033...................    2,885,000      $1,501,978
Issuance of Series B convertible
  preferred stock at $.7822 per share for
  cash, net of issuance costs of $30,853...................    3,854,514       2,984,149
Collection of notes receivable.............................
Net loss...................................................
                                                              ----------     -----------     ---------        ---------
BALANCES, December 31, 1994................................    6,739,514       4,486,127     5,000,000         481,667

Issuance of common stock at $.40 per share for cash........                                     12,500           5,000
Net loss...................................................
                                                              ----------     -----------     ---------        ---------
BALANCES, December 31, 1995................................    6,739,514      $4,486,127     5,012,500        $486,667
                                                              ==========     ===========     =========        =========


                                                                   Notes
                                                                Receivable
                                                                   from                  Accumulated
                                                               Stockholders                Deficit                      Total
                                                               ------------              ------------                   -----
Issuance of common stock at $.01 per share
  for technology and notes.................................      $  (7,619)                                       $    24,048
Issuance of common stock at $.15 to $.40
  per share for cash and notes.............................        (62,272)                                           125,000
Notes receivable, exchanged for consulting services........          6,352                                              6,352
Net loss...................................................                               $  (492,943)               (492,943)
                                                                 ---------                -----------             -----------
BALANCES, December 31, 1993................................        (63,539)                  (492,943)                (74,815)

Issuance of Series A convertible
  preferred stock at $.5286 per share for
  cash, net of issuance costs of $23,033...................                                                         1,501,978
Issuance of Series B convertible
  preferred stock at $.7822 per share for
  cash, net of issuance costs of $30,853...................                                                         2,984,149
Collection of notes receivable.............................         63,539                                             63,539
Net loss...................................................                                (1,840,887)             (1,840,887)
                                                                 ---------                -----------             -----------
BALANCES, December 31, 1994................................             --                 (2,333,830)              2,633,964

Issuance of common stock at $.40 per share for cash........                                                             5,000
Net loss...................................................                                (1,972,601)             (1,972,601)
                                                                 ---------                -----------             -----------
BALANCES, December 31, 1995................................      $      --                $(4,306,431)            $   666,363
                                                                 =========                ===========             ===========

See notes to financial statements.

                                 AIRSOFT, INC.

                            STATEMENTS OF CASH FLOWS

                                                             YEARS ENDED DECEMBER 31,
                                                     -------------------------------------------
                                                         1995             1994           1993
                                                     -----------      -----------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss........................................  $(1,972,601)     $(1,840,887)     $(492,943)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation.................................       51,290           21,533          5,233
      Loss on disposal of property.................       28,785               --             --
      Technology acquired through issuance of
         common stock expensed.....................           --               --         24,048
      Notes receivable exchanged for consulting
         services..................................           --               --          6,352
      Changes in assets and liabilities:
         Accounts receivable.......................   (2,277,694)         (31,189)          --
         Prepaid expenses and other assets.........       30,770          (32,015)      (13,468)
         Accounts payable..........................      (37,494)          66,160        52,108
         Accrued expenses..........................      189,022          (38,892)       81,937
         Deferred revenue..........................    2,305,328               --            --
                                                     -----------      ------------     ---------
            Net cash used in operating activities..   (1,682,594)      (1,855,290)      (336,733)
                                                     -----------      ------------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES --
   Purchases of property and equipment.............     (110,649)          (71,541)      (35,820)
                                                     -----------      ------------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock..........        5,000                --       387,728
   Proceeds from issuance of preferred stock.......           --         4,486,127            --
   Collection of notes receivable..................           --            63,539            --
                                                     -----------      ------------     ---------
            Net cash provided by financing
               activities..........................        5,000         4,549,666       387,728
                                                     -----------      ------------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS.....................................   (1,788,243)        2,622,835        15,175

CASH AND CASH EQUIVALENTS:
   Beginning of year...............................    2,638,010            15,175            --
                                                     -----------       -----------     ---------
   End of year.....................................  $   849,767       $ 2,638,010     $  15,175
                                                     ===========       ===========     =========

NONCASH FINANCING ACTIVITIES --
   Issuance of common stock for notes receivable...  $        --       $        --     $  69,891
                                                     ===========       ===========     =========

See notes to financial statements.

                                 AIRSOFT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

1.      FORMATION AND BUSINESS AND NATURE OF OPERATIONS

        The Company was incorporated on January 5, 1993. The Company develops, markets, sells and supports remote access acceleration software (Powerburst) for dial-in computer system networks. Powerburst, accounting for the majority of the Company's revenue to date, accelerates a wide range of applications, including e-mail products, file-system-based databases, spreadsheets and word processors, over remote node servers to help customers increase productivity and lower telecommunication and remote node equipment costs. The principal market for Powerburst has been North America.

2.      SIGNIFICANT ACCOUNTING POLICIES

        Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets, liabilities, revenues and expenses as of the dates and for the periods presented. Actual results could differ from those estimates.

        Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalent balances consist of deposits and money market funds held with local U.S. commercial banks.

        The Company performs credit evaluations of its customers and generally does not require collateral on accounts receivable as the majority of the Company's customers are large, well established U.S. companies. One customer accounted for 97% and 61% of the accounts receivable balance and product sales, respectively, at December 31, 1995. Additionally, one other customer accounted for approximately 21% of product sales at December 31, 1995. At December 31, 1994, another customer represented 55% and 20% of accounts receivable and product sales, respectively.

        Property and Equipment - Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally three years.

        Revenue Recognition - The Company recognizes product sales upon shipment provided that any remaining obligations are insignificant and collection is probable. Insignificant vendor obligations are accrued and charged to cost of product sales. Revenue from customer support contracts and from contracts with customer support bundled with the software license is recognized ratably over the contract period, which is typically one year. Unearned amounts are recorded as deferred revenue.

        Research and Development - Development costs incurred for the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility is established. After technological feasibility is established, any additional costs are capitalized. Such costs are stated at the lower of cost or net realizable value. Since net realizable value and economic life of the Company's products are not currently determinable, all development costs have been expensed as incurred to date.

        Income Taxes - Deferred taxes are accounted for using the asset and liability approach. Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as tax credit carryforwards, net of valuation allowance to reduce deferred tax assets to amounts that are more likely than not to be realizable.

        Fair Value of Financial Instruments - Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of fair value information about both on and off balance sheet financial instruments where it is practicable to estimate the value. The Company believes that the carrying amount reported in the balance sheet for financial instruments at December 31, 1995 approximates fair value.

        Recently Issued Accounting Pronouncements - The Company is required to adopt SFAS No. 123, "Accounting for Stock-Based Compensation," in fiscal 1996. SFAS No. 123 establishes accounting and disclosure requirements using a fair value method of accounting for stock-based employee compensation plans. Under SFAS No. 123, the Company may either adopt the new fair value based accounting method or continue the intrinsic value based method and provide pro forma disclosures of net income as if the accounting provisions requirements of SFAS No. 123 had been adopted. The Company plans to adopt only the disclosure requirements of SFAS No. 123; therefore, such adoption will have no effect on the Company's consolidated operations or cash flows.

        Reclassifications - Certain reclassifications have been made to the 1994 and 1993 amounts to conform with the 1995 presentation.

        Net loss per common share is computed using the weighted average number of common shares outstanding. Because there was a net loss in each year presented, common stock equivalents (none in 1993, 3,684,022 in 1994 and 6,854,514 in 1995) were not included in the calculation of net loss per share as their impact would be anti-dilutive.

3.      PROPERTY AND EQUIPMENT

        Property and equipment consist of the following:

                                                        1995            1994
                                                    ------------    ------------
Furniture and fixtures.........................       $ 31,899        $ 13,289
Office equipment...............................        157,326          94,072
                                                      --------        --------
                                                       189,225         107,361
Accumulated depreciation.......................        (78,056)        (26,766)
                                                      --------        --------
Property and equipment, net....................       $111,169        $ 80,595
                                                      ========        ========


4.      STOCKHOLDERS' EQUITY

        Convertible Preferred Stock

        Convertible preferred stock consists of the following:

                                Shares
                      ---------------------------
                      Designated      Outstanding        Amount
                      ----------      -----------      ----------
      Series A         2,885,000        2,885,000      $1,501,978
      Series B         4,115,000        3,854,514       2,984,149
                      ----------      -----------      ----------
      Total            7,000,000        6,739,514      $4,486,127
                      ==========      ===========      ==========

Significant terms of the convertible preferred stock are as follows:

* Each share is convertible into one share of common stock. Such shares will be converted automatically upon an underwritten public offering of the Company's common stock meeting certain criteria.

* Each share has the right to one vote for each share of common stock into which such stock is convertible. Preferred shareholders are entitled to elect one member of the Company's directors.

* In the event of liquidation, dissolution or winding up of the Company, shareholders are entitled to receive $.5286 per share for Series A and $.7822 per share for Series B (subject to adjustment for events of dilution) plus all declared but unpaid dividends, prior to any distribution to the common shareholders (no dividends have been declared through December 31, 1995).

* Dividends may be declared at the discretion of the Board of Directors and are noncumulative. Dividends of $.04 per share for Series A and $.055 per share for Series B must be declared and paid prior to any dividends on common stock.

Common Stock

The Company has the right to repurchase 782,807 shares of common stock, at the original purchase price, previously sold to employees and directors under stock purchase agreements. This right expires over a four-year period.

At December 31, 1995, the Company had reserved shares of common stock for issuance as follows:

      Conversion of outstanding preferred stock.............. 6,739,514
      Issuance under stock option plan....................... 2,030,063
                                                              ---------
      Total.................................................. 8,769,577
                                                              =========

Stock Option Plan

The Company's stock option plan authorized the issuance of incentive stock options (ISO) and nonstatutory stock options (NSO) to purchase up to 1,692,563 shares of common stock. ISO's may be granted at prices not less than the fair market value at the date of grant (85% of fair market value for an NSO), or, 110% in the case of a shareholder owning ten percent or more of the Company's outstanding stock. Options become exercisable in installments (generally ratably over four years) and expire ten years from the date of grant.

Activity under this plan is as follows:

Outstanding Stock Options
                                                                             Outstanding
                                                                            Stock Options
                                                                      ------------------------
                                                         Shares        Number         Price
                                                        Available     of Shares     Per Share
                                                        ---------     ---------     ----------
Reserved for issuance ..............................     851,311
Granted ............................................    (120,000)       120,000         $.30
                                                        --------      ---------

Balances, December 31, 1993 ........................     731,311        120,000          .30

Additional shares reserved for issuance ............     841,252
Granted ............................................    (638,500)       638,500          .40
Canceled ...........................................      60,000        (60,000)         .40
                                                        --------      ---------
Balances, December 31, 1994 ........................     994,063        698,500       .30 - .40
                                                        --------      ---------
Granted ............................................    (845,872)       845,872          .40
Exercised ..........................................       --           (12,500)         .40
Canceled ...........................................     180,000       (180,000)         .40
                                                        --------      ---------
Balances, December 31, 1995 ........................     328,191      1,351,872      $.30 - .40
                                                        ========      =========      ==========

At December 31, 1995, options to purchase 176,073 shares of common stock were exercisable.

Other Stock Options

During 1993, the Company granted to certain key employees options to purchase 650,000 shares of common stock at an exercise price of $.30 per share. Such options vest over a period of four years. During 1994, 300,000 options were canceled. Of the remaining 350,000 options outstanding 298,958 were vested at December 31, 1995.

5.      OPERATING LEASES

        The Company leases its facility under an operating lease which expires in June 1996. The Company also leases various equipment under operating leases with terms expiring through March 1998. Following is a schedule of future minimum rental payments under noncancelable operating leases at December 31, 1995.

                Years Ending
                December 31,
                ------------
                    1996......................................  $44,305
                    1997......................................    1,880
                    1998......................................      184
                                                                -------
                Total.........................................  $46,369
                                                                =======

        Rent expense under operating leases was $85,222, $75,942 and $22,192 for the years ended December 31, 1995, 1994 and 1993, respectively.

6.      INCOME TAXES

        Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

        The tax effects of significant items consisting of the Company's deferred taxes are as follows:

                                                       DECEMBER 31,
                                                -------------------------
                                                    1995          1994
                                                -----------     ---------
        Deferred tax assets:
          Net operating loss carryforwards....  $ 1,482,000     $ 836,000
          Capitalized research and
             development expenses.............       88,000        42,000
          Research and development credits....      110,000        80,000
          Other...............................       17,000         9,000
                                                -----------     ---------
                                                $ 1,697,000       967,000
        Valuation allowance...................   (1,697,000)     (967,000)
                                                -----------     ---------
        Total.................................  $        --     $      --
                                                ===========     =========

        The Company provided a valuation allowance in full against the net deferred income tax assets at December 31, 1995 and 1994 due to uncertainties regarding the Company's ability to generate sufficient taxable income to utilize the deferred tax assets. The net increase in the total valuation allowance for the years ended December 31, 1995 and 1994 was $730,000 and $797,000, respectively.

        At December 31, 1995, the Company had federal net operating loss carryforwards of approximately $4,075,000 which expire through 2010. In addition, the Company had California net operating loss carryforwards of approximately $1,600,000 which expire through 2000. The extent to which the loss carryforwards can be used to offset future taxable income may be limited in the event of an "ownership change" as defined by the Internal Revenue Code.

7.      BENEFIT PLAN

        Effective January 1, 1995, the Company adopted a 401(k) plan (the "Plan") to provide retirement benefits for substantially all of its employees. Each participant in the Plan may elect to contribute up to 15% of their annual compensation to the Plan, subject to statutory limits. The Company, at its discretion, may make annual contributions to the Plan. The Company has made no contributions to the Plan through December 31, 1995.

8.      SUBSEQUENT EVENT

        On June 17, 1996, all shares of common and preferred stock of the Company were acquired by Shiva Corporation (Shiva) in exchange for 691,587 shares of Shiva common stock. Subsequent to this date, the Company is a wholly-owned subsidiary of Shiva.

                                   * * * * *